This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13A-14(B) 18 U.S.C. SECTION 1350,

As adopted pursuant to

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bridge Bancorp, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on March 15, 2007, (the “Report”), we, Thomas J. Tobin, President and Chief Executive Officer of the Company and, Janet T. Verneuille, Executive Vice President, Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2007	/s/ Thomas J. Tobin
Thomas J. Tobin
President and Chief Executive Officer

/s/ Janet T. Verneuille
Janet T. Verneuille
Executive Vice President, Chief Financial Officer,
and Treasurer

A signed original of this written statement required by Section 906 has been provided to Bridge Bancorp, Inc. and will be retained by Bridge Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.